                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FalconStor Software, Inc.:

We consent to the  incorporation  by  reference in the  registration  statements
(numbers  333-69834,  33-83574,  and  333-125126)  filed on Form S-8, and in the registration  statement  (number  333-69830)  filed on Form S-3,  of  FalconStor
Software,  Inc. of our reports  dated March 15,  2006,  with  respect to (i) the consolidated balance sheets of FalconStor Software,  Inc. and subsidiaries as of
December  31,  2005  and  2004,  and  the  related  consolidated  statements  of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and (ii)
management's  assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial  reporting  as of  December  31,  2005,  which  reports  appear in the
December 31, 2005 annual report on Form 10-K of FalconStor Software, Inc.

                                                     /s/  KPMG LLP

Melville, New York
March 15, 2006